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                                    EXHIBIT 99.7







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                           ALLONGE, FIRST AMENDMENT TO NOTE

     Reference is made to the Secured Promissory Note dated February 9, 1998 (the "Note") made by the Estate of Bob J. Magness ("BORROWER") to the order of Bankers Trust Company (the "BANK") evidencing the principal amount of up to $80,000,000. Any capitalized term not defined in this Allonge, First Amendment to Note (this "ALLONGE") shall have the meaning set forth in the Note.

     Borrower has requested that Bank amend the Note to increase the principal sum which may be borrowed thereunder from $80,000,000 to $300,000,000, to extend the Maturity Date to October 30, 1999 and to make certain other modifications thereto. Bank has agreed provided that Borrower execute and deliver this Allonge.

     Bank agrees that Borrower shall be permitted to borrow up to $300,000,000 outstanding at any one time under the Note subject to the terms and provisions hereof and thereof. Accordingly, any reference in the Note to the Maximum Amount shall mean $300,000,000. Borrower agrees that the increased amount of the Loan being made available hereunder shall be repaid in accordance with, and shall otherwise be subject to the terms and conditions of, the Note as amended hereby. In confirmation thereof, Borrower hereby promises to pay to the order of Bank the principal sum of Three Hundred Million Dollars or, if less, the then outstanding principal amount of the Loan on the Maturity Date, together with interest thereon all in accordance with the Note as amended hereby.

     1. MATURITY DATE. The Maturity Date is hereby extended from February 9, 1999 to October 30, 1999 and references herein or in the Note to the Maturity Date shall mean October 30, 1999 as it may be extended for consecutive 364-day periods in accordance with the provisions set forth in Section 2.1(b) of the Note. For clarity sake, references to the "Maturity Date" in the first and second sentences of Section 2.1(b) shall be deemed to be references to the "then-current Maturity Date". In addition, the following is deemed added at the end of Section 2.1(b): "If Bank fails to deliver such notice, then it shall be as if Bank had denied such extension. Upon such denial (whether by notice from Bank or failure by Bank to deliver such notice), there shall be no right to any further extension other than the ninety (90) day period as and to the extent set forth above in this Section 2.1(b)."

     2. PURPOSE. The additional principal amount of the Loan being made available pursuant hereto shall be used: (a) to lend $5,000,000 to the Estate of Betsy Ruth Magness (the "BETSY ESTATE") so that the Betsy Estate shall have sufficient funds to repay its outstanding indebtedness to Bank, (b) to purchase 5,792,800 shares of Series B Common Stock of TCI pursuant to Borrower's "Tag Along" rights under the Stockholders' Agreement, and (c) for general purposes of Borrower.

     3.   UNUSED FEE.  Effective as of the earlier of (x) October 31, 1998 or
(y) the date of the first advance of the Loan made after the date hereof (such earlier date, the "EFFECTIVE DATE"), the letter dated February 9, 1998 made by Borrower to Bank (the "2/9/98 LETTER") relating to an unused fee due with respect to the Note and the note made by the Betsy Estate to Bank shall be void and of no further force or effect. In lieu thereof, Borrower agrees that if average daily borrowings of at least $150,000,000 are not maintained under the Note for any calendar quarter (or partial calendar quarter) occurring after the Effective Date up to maturity, then Borrower shall pay to Bank an unused fee in an amount equal to one-eighth of one percent (.125%) per annum on the average daily unadvanced portion of $150,000,000 for any such quarter (or partial quarter), such unused fee to be paid upon receipt by Borrower of a certificate from Bank stating that such aggregate average daily borrowings for such quarter (or partial quarter) have not been maintained and setting forth the calculation of the unused fee. The unused fee, if any, due under the 2/9/98 Letter for the calendar quarter ending September 30, 1998 and for the portion of the calendar quarter occurring after September 30, 1998 but prior to the Effective Date is hereby waived by Bank.

     4. CONVERSION LIMIT. The provisions of Section 11(a) of the Note shall not apply to Borrower's exercise of its "Tag Along"

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rights described in Paragraph 2(b) of this Allonge.

     5. CORRECTIONS TO NOTE. The words "THEN and in any such event" appearing at the end of clause (viii) of Section 10 of the Note shall be deemed deleted therefrom and, instead, shall be deemed inserted (with a semicolon following the word "event") after the words "or Bank's lien thereon shall be adversely affected" appearing in clause (ix) of said Section 10. The reference to "Ba1" in Section 11(b) of the Note shall be deemed to be "Baa3". In addition, in determining whether the rating of the debt of any issuer of Collateral has fallen below the acceptable level in either Section 11(b) or 11(c), the lower rating of either Standard & Poor's or Moody's (or their respective successors) shall control.

     6. NO DEFAULT OR OFFSET. Borrower represents and warrants to Bank that there is currently no default or Event of Default under the Note or the Pledge Agreement and that all of the representations and warranties set forth therein remain true and correct as of the date hereof. Borrower acknowledges that the Loan outstanding as of the date hereof is due and owing by Borrower to Bank without offset, defense, crossclaim or counterclaim together with interest as set forth in the Note, and, to the extent any such offset, defense, crossclaim and counterclaim exists, same are hereby irrevocably waived.

7. RATIFICATION. All of the above terms and provisions of this Allonge are hereby incorporated in the Note and the Note is hereby amended accordingly. Except as amended hereby, all of the terms and provisions of the Note are hereby ratified and confirmed.

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     IN WITNESS WHEREOF, Borrower has executed and delivered this Allonge, First
Amendment To Note as of the 15th day of October, 1998.



                                        BORROWER:

                                        Estate of Bob J. Magness


                                        By:  /s/ Kim Magness

                                             -----------------------------------
                                             Kim Magness, as successor personal
                                             representative



                                        By:   /s/ Gary Magness
                                             -----------------------------------
                                             Gary Magness, as successor personal
                                             representative


                                        BANKERS TRUST COMPANY


                                        By:
                                           -------------------------------------
                                             Name:
                                             Title:

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STATE OF            )
                    ) ss.:
COUNTY OF           )

     On the _____ day of October, 1998, before me personally came KIM MAGNESS, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me did depose and say that he is the successor personal representative of the Estate of Bob J. Magness and that he executed the foregoing instrument in the name of the Estate of Bob J. Magness and that he had the authority to sign the same, and acknowledge that he executed the same as the act and deed of that Estate.



-----------------------------------
Notary Public
Name:


STATE OF            )
                    ) ss.:
COUNTY OF           )

     On the _____ day of October, 1998, before me personally came GARY MAGNESS, to me known to be the individual who executed the foregoing instrument and, who, being duly sworn by me did depose and say that he is the successor personal representative of the Estate of Bob J. Magness and that he executed the foregoing instrument in the name of the Estate of Bob J. Magness and that he had the authority to sign the same, and acknowledge that he executed the same as the act and deed of that Estate.



-----------------------------------
Notary Public
Name: